BAOSHINN CORPORATION

A-B, 8/F Hart Avenue

Tsimshatsui , Hong Kong

Dear Baoshinn Corporation Shareholders:

You are cordially invited to attend the fiscal year 2007 Annual Meeting of Shareholders to be held at Room A-B, 8/F, No. 8, Hart Avenue, Tsimshatsui, Hong Kong on Thursday, February 28, 2008, at 11:00 a.m., local time, for the following purposes:

(i)

To elect Directors for terms to expire at the 2008 Annual Meeting of Shareholders; and

(ii)

To ratify the appointment of Dominic K.F. Chan & Co. as the Company's independent registered public accounting firm for the Fiscal year ending March 31, 2008; and

(iii)

To transact such other business as may properly come before the meeting or any adjournments thereof.  During the meeting we will review the results of the fiscal year ended March 31, 2007, and report on significant aspects of our operations during the first three quarters of fiscal year 2008.

We would appreciate your completing, signing, dating and returning to the Company the enclosed proxy card in the envelope provided at your earliest convenience.  If you decide to attend the meeting, you may, of course, revoke your proxy and vote your own shares.

Sincerely,

/s/ Tong Ricky Chiu

Tong Ricky Chiu

President

February 13, 2008

Hong Kong

BAOSHINN CORPORATION

Room A-B, 8/F Hart Avenue

Tsimshatsui, Hong Kong

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

The Annual Meeting of Shareholders of Baoshinn Corporation (the "Company") will be held at Room A-B, 8/F, No. 8, Hart Avenue, Tsimshatsui, Hong Kong, on Thursday, February 28, 2008, at 11:00 a.m., local time, for the following purposes:

(i)

To elect Directors for terms to expire at the 2008 Annual Meeting of Shareholders;

(ii)

To ratify the appointment of Dominic K.F. Chan & Co. as the Company's independent registered public accounting firm for the Fiscal year ending March 31, 2008; and

(iii)

To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed February 1, 2008, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

The Company's Proxy Statement is submitted herewith.  Financial and other information concerning the Company is contained in the enclosed Annual Report on Form 10-K for the fiscal year ending March 31, 2007.

IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED.

By Order of the Board of Directors,

/s/ Lam In Wai

Lam In Wai,

Secretary

February 13, 2008

Hong Kong

BAOSHINN CORPORATION

Room A-B, 8/F, No. 8, Hart Avenue

Tsimshatsui, Hong Kong

PROXY STATEMENT

This Proxy Statement is furnished by and on behalf of the Board of Directors (the "Board") of Baoshinn Corporation (the "Company") in connection with the solicitation of proxies for use at the 2007 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 12:00 p.m., local time, Thursday, February 28, 2008, at Room A-B, 8/F, No. 8, Hart Avenue, Tsimshatsui, Hong Kong, and at any adjournments thereof.  The Notice of Annual Meeting of Shareholders, this Proxy Statement, and the form of proxy will be first mailed on or about February 18, 2008, to the shareholders of the Company (the "Shareholders") of record on the Record Date (as defined below).

THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

SHARES ENTITLED TO VOTE

Each valid proxy given pursuant to this solicitation that is received in time for the Annual Meeting and not revoked will be voted with respect to all shares represented by it and will be voted in accordance with the instructions, if any, given in the proxy.  If instructions are not given in the proxy, it will be voted (i) for the election as directors of the nominees listed in this Proxy Statement, (ii) for ratification of the appointment of Dominic K.F. Chan & Co. as the Company's independent registered public accounting firm for the Fiscal year ending March 31, 2008, and (iii) in accordance with the best judgment of the proxy holders on any other matter that may properly come before the meeting.  The submission of a signed proxy will not affect a Shareholder's right to attend and to vote in person at the Annual Meeting.  Shareholders who execute a proxy may revoke it at any time before it is voted by filing a written revocation with the Secretary of the Company at the following address: Baoshinn Corporation, Room A-B, 8/F, No. 8, Hart Avenue, Tsimshatsui, Hong Kong, Attn: Lam In Wai, Secretary; executing a proxy bearing a later date; or attending and voting in person at the Annual Meeting.

Only Shareholders of record as of the close of business on February 1, 2008 (the "Record Date"), will be entitled to vote at the Annual Meeting.  As of the close of business on the Record Date there were 21,400,000 shares of Common Stock outstanding.  Each share of Common Stock is entitled to one vote on all matters presented for Shareholder vote.

According to the Bylaws of the Company (the "Bylaws"), the holders of a majority of the shares of Common Stock outstanding and entitled to be voted at the Annual Meeting must be present in person or be represented by proxy to constitute a quorum and to act upon proposed business.  If a quorum is not present or represented by proxy at the Annual Meeting, the meeting will be adjourned and the Company will be subjected to additional expense.  If a quorum is present or represented by proxy at the Annual Meeting, the Bylaws provide that the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will decide the corporate action taken unless a different vote is required by Nevada law, the Articles of Incorporation or the Bylaws.  Nevada law and the Bylaws specify that directors shall be elected by the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.  Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether the matter has been approved by the Shareholders, abstentions have the same effect as negative votes for each proposal other than the election of directors.  Broker non-votes are not deemed to be present or represented for purposes of determining whether Shareholder approval of that matter has been obtained, but they are counted as present for purposes of determining the existence of a quorum at the Annual Meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Board currently consists of four members, each of whom serves one year terms or until their successor is elected.  The current board consists of Chiu Wan Kee (Chairman), Ricky Chiu, Benny Kan and Mike Lam, and except for Ricky Chiu who will not stand for re-election to the board, these individuals are seeking approval to serve as Directors until the Annual Meeting of Shareholders in Fiscal 2008 and until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

Each nominee has consented to serve as a director of the Company if elected.  If at the time of the Annual Meeting any of the nominees are unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy card will be exercised to vote for a substitute candidate designated by the Board.  The Board has no reason to believe that any of the nominees will be unable or will decline to serve as a director.

The Board recommends that the Shareholders vote FOR the election of the nominees named above as directors of the Company.

Name	Age	Position(s)
Chiu Wan Kee	63	Chairman, Director
Benny Kan	40	C.E.O., C.F.O., Director
Mike Lam	34	Director

NOMINEES FOR DIRECTOR

Mr. Chiu Wan Kee, Age 63, Chairman, Director. Since October, 1966, Mr. Kee has served as Managing Director of Bao Shinn Express Co. Limited, a travel agency. Mr Kee founded the business upon which Baoshinn is built and it is his extensive experience and contacts in the industry that has allowed Baoshinn to grow and prosper in such a short time. Mr. Chiu Wan Kee was appointed Chairman and Director on March 31, 2006. Mr. Chiu Wan Kee has over 40 years experience in the travel industry in Hong Kong, having managed the multinational company in the travel industry business for travel to Japan, Taiwan, Macao, Thailand and Singapore. Since 1980, Mr. Kee has been chairman of Bao Shinn Express Co Ltd. Mr. Chiu Wan Kee is also an owner of Bao Shinn Express Co Ltd., a major shareholder in the Company.  (See "Ownership of Shares").

Mr. Benny Kan, Age 40, C.E.O., Director. From 1988 until 2003 he was the General Manager of Million Tour, King's Travel Services Ltd. and King Travel Co. Ltd, where he supervised all the ticketing and customer services business. Mr. Kan has extensive experience in ticketing and holiday options, accommodation wholesales and travel agency management. Mr. Kan was appointed C.E.O., C.F.O. and Director on March 31, 2006. Mr. Kan was one of the directors of the company and also holds the general manager post of Bao Shinn International Express Ltd., ("BSIE") and he has held that position since the inception of BSIE. Before that he was in the travel industry over 20 years. Mr. Kan has spent the past three years with BSIE and his income is paid by BSIE.

Mr. Mike Lam, Age 34, Director. Mr. Lam has over 10 years of experience in air cargo and logistics services. With his knowledge of sales and pricing, he has developed solid relationships with local and overseas clients. Since May 2000, Mr. Lam has served as General Manager of Grand Power Express and, since May 1997, he has served as General Manager of Grand Power Express Forwarders Co. Ltd., and

Grand Power Express Tourism Col Ltd. (Macau). Mr. Lam was appointed Director of the Company on March 31, 2006. Mike Lam was the general manager of Grand Power Express Tourism Co Ltd in Macao and then joined the Company in March, 2006. He has more than 15 years experience working in the travel industry.

CORPORATE GOVERNANCE

Attendance of Directors at Board Meetings and Annual Meeting of Stockholders

The Board of Directors met once in Fiscal 2007. Each director attended that meeting.  The Company does not have a policy requiring its directors to attend the Annual Meeting of Stockholders.

Committees of the Board of Directors

The Company's Board of Directors does not maintain a separate audit, nominating or compensation committee.  Functions customarily performed by such committees are performed by the Board of Directors as a whole.  The Company is not required to maintain such committees under the rules applicable to it, because its shares are quoted on the over the counter bulletin board ("OTCBB") and are not listed or quoted on a national securities exchange or national quotation system.  Since the Company does not currently have an audit committee, it also does not have an audit committee financial expert. The Company intends to charter audit, nominating and compensation committees when appropriate.

Director Independence

As the Company is quoted on the OTCBB and not one of the national securities exchanges, it is not subject to any director independence requirements. None of the Company's present directors qualifies as an independent director pursuant to Rule 10A-3 promulgated under the Exchange Act due to their affiliation with the Company as employees.

Code of Business Conduct and Ethics

We have adopted a corporate code of ethics.  We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct, provide full fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.  A copy of our corporate code of ethics may be obtained, without charge, upon written request to:  Room A-B, 8/F Hart Avenue, Tsimshatsui, Hong Kong.  A copy of our code of ethics was filed as exhibit 14 to our Form 10-K filed with the SEC on June 29, 2007.  These filings may be viewed online at www.sec.gov.

Policy on Board of Directors Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Board of Directors pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services.  The Company's independent auditors may be engaged to provide non-audit services only after the appointed auditor has first considered the proposed engagement and has determined in each instance that the proposed services are not prohibited by applicable regulations and the auditors' independence will not be materially impaired as a result of having provided these services.  In making this determination, the Board of Directors takes into consideration whether a reasonable investor, knowing all relevant facts and circumstances, would conclude that the Directors' exercise of objective and impartial judgment on all issues encompassed within the auditors' engagement would be materially impaired.

OWNERSHIP OF SHARES

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of February 1, 2008, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The title of the class of shares for all owners is $0.001 par value common stock.

Name and Address of Beneficial Owner	Principal Occupation	Amount & Nature of Amount & Nature of Beneficial Ownership	Percentage of Percentage of Class (3)

Chiu, Wan Kee Unit E, 8/F, 8 Hart Avenue, Tsimshatsui, Kowloon Hong Kong	Chairman, Director since inception	0	0

Bao Shinn Express Co. Ltd. (2) Unit E, 8/F, 8 Hart Avenue, Tsimshatsui, Kowloon Hong Kong	Shareholder	8,250,000	38.55%

Benny Kan 1105 Tao Shue House Lei Muk Shue Est., Kwai Chung, Kowloon, Hong Kong	C.E.O., C.F.O., Director	1,815,000(1)	8.48%

Mike Lam Unit E, 8/F, 8 Hart Avenue, Tsimshatsui, Kowloon Hong Kong	Director	825,000(1)	3.85%

Wong Yun Leung Unit E, 8/F, 8 Hart Avenue, Tsimshatsui, Kowloon Hong Kong	Shareholder	3,960,000	18.5%

All Officers and Directors as a Group (3 persons)		10,890,000	50.88%

(1)

Direct.

(2)

This company is beneficially owned by Chiu Wan Kee and Ricky Chiu at 83.2% and 16.8% respectively.

(3)

Based on 21,400,000 shares of common stock outstanding as of February 1, 2008.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

(a)

General

There are no employment agreements between the Company and its officers and directors.

(b)

Summary Compensation Table

(All amounts in US$ 000's)					Long Term Compensation
Annual Compensation Year ended March 31					Awards		Payouts
Name & Principal Position	Year	Salary	Bonus	Other Annual Comp.	Restricted Stock Awards	Securities Underlying Options/ SARs (#)	LTIP Payouts	All Other Compensation
Chiu Wan Kee	2005	0	0	0	0	0	0	0
	2006	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0
Ricky Chiu	2005	0	0	0	0	0	0	0
	2006	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0
Benny Kan	2005	36	0	0	0	0	0	0
	2006	36	0	0	0	0	0	0
	2007	36	0	0	0	0	0	0
Mike Lam	2005	0	0	0	0	0	0	0
	2006	0	0	0	0	0	0	0
	2007	0	0	0	0	0	0	0
Bernard Leung	2005	0	0	0	0	0	0	0
	2006	0	0	0	0	0	0	0
	2007	12	0	0	0	0	0	0

All other executives did not receive any compensation from the Company or any of its subsidiaries for the previous three years.

(c)

Option/SAR Grants

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights, known as SARs, or freestanding SARs have been made to any executive officer or any director since our inception.  Accordingly, no stock options have been granted or exercised by any of our officers or directors since we were founded.

(d)

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Values

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of our officers or directors since we were founded.

(e)

Long-Tem Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of our officers, directors, employees or consultants since we were founded.

(f)

Compensation of Directors

The members of the Board of Directors are not compensated by Baoshinn for acting as such. There are no arrangements pursuant to which directors are or will be compensated in the future for any services provided as a director. There were no reimbursement expenses paid to any director.

(g)

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are no employment or other contracts or arrangements with officers or directors. There are no compensation plans or arrangements, including payments to be made by Baoshinn with respect to the officers, directors, employees or consultants of Baoshinn that would result from the resignation, retirement or any other termination of such directors, officers, employees or consultants with Baoshinn. There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control of Baoshinn.

CERTAIN TRANSACTIONS

In the ordinary course of business, Baoshinn International Express, Ltd. ("BSIE"), our wholly owned subsidiary, purchases and sells air tickets and tour packages to Baoshinn Express Company Ltd. ("BSEL").  BSEL is a 38.4% shareholder of the Company, and BSEL is owned primarily by our chairman, Mr. Chiu Wan Kee.  The following table describes the amounts and nature of such transactions for the period ending March 31, 2006 and March 31, 2007.

Related Party	Nature of relationship and control	Description of transactions	Year Ended March 31,
			2007	2006
Bao Shinn Express Company Limited	Shareholder 38.4%	Sales of air tickets and tour packages	($188,369)	($213,381)

		Management service income	($ 5,784)	0
		Purchase of air tickets and tour packages	$373,624	$216,633
		Loan interest paid	$ 14,424	0
		Rent paid	$ 26,219	0

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 (a) of the Exchange Act requires the Company's executive officers, directors and shareholders beneficially owning more than ten percent of all outstanding Common Stock ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to their beneficial ownership of the Company's equity securities.  Based solely on a review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, written representations by Reporting Persons that no Form 5 was required, the Reporting Persons have complied with all applicable Section 16 (a) filing requirements during and with respect to Fiscal 2007.

INDEPENDENT AUDITORS

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

For Fiscal 2007, Dominic K.F. Chan & Co. provided audit services to the Company that included examination of the Company's annual consolidated financial statements. The Company's Board of Directors has selected Dominic K.F. Chan & Co. to perform an audit of the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending March 31, 2008 in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The stockholders are being requested to ratify such selection at the Annual Meeting. No representative of Dominic K.F. Chan & Co. will attend the Annual Meeting to make a statement or to respond to stockholder questions.

The Board of Directors recommends a vote to ratify the appointment of Dominic K.F. Chan & Co.

Fees to Independent Registered Public Account Firm for Fiscal Years 2006 and 2007

During the fiscal years ended December 31, 2006 and 2007, the Company retained Dominic K.F. Chan & Co. to provide services as follows:

Fees for the Year Ended March 31

Services	2006	2007

Audit Fees (1)	$ 32,346	$ 20,564
Audit-Related Fees (2)	$ 0	$ 0
Tax Fees (3)	$ 0	$ 0
All Other Fees (4)	$ 0	$_______

Total audit and non-audit fees	$ 32,346	$ 20,564

___________________

(1)

"Audit Fees" consist of fees billed for professional services rendered for the audit of our annual financial statements for the years ended March 31, 2006 and 2007, and for the review of the Company's interim financial statements and services performed during Fiscal 2007. The Company paid $20,564 for the audit of its financial statements for the year ended March 31, 2007. The Company has incurred approximately $22,000 in fees for the audit of its financial statements for the year ended March 31, 2008.

(2)

"Audit-Related Fees" consist of fees billed for professional services rendered by Dominic K.F. Chan & Co. reasonably related to the performance of the audit review that are not otherwise reported under Audit Fees. The Company did not incur any Audit-Related Fees for the fiscal years ended March 31, 2007 and 2008.

(3)

"Tax Fees" consist of fees billed for professional services rendered by Dominic K.F. Chan & Co. for services rendered in connection with tax compliance, tax advice and tax planning. The Company did not incur any Tax Fees for the year ended March 31, 2007 or March 31, 2008.

(4)

"All Other Fees" consist of fees billed for professional services rendered by Dominic K.F. Chan & Co. for services rendered that are not otherwise reported above. For the year ended March 31, 2006 and 2007, the Company did not incur any "Other Fees" for auditor services.

Policy on Board of Directors Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Board of Directors pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services.  The Company's independent auditors may be engaged to provide non-audit services only after the appointed auditor has first considered the proposed engagement and has determined in each instance that the proposed services are not prohibited by applicable regulations and the auditors' independence will not be materially impaired as a result of having provided these services.  In making this determination, the Board of Directors take into consideration whether a reasonable investor, knowing all relevant facts and circumstances, would conclude that the Directors' exercise of objective and impartial judgment on all issues encompassed within the auditors' engagement would be materially impaired.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING OF SHAREHOLDERS

Any shareholder of the Company wishing to submit a proposal for action at the Company's 2008 Annual Meeting of Shareholders must provide a written copy of the proposal to the management of the Company at its principal executive offices not later than June 6, 2008 and must otherwise comply with the rules and regulations of the Commission applicable to shareholder proposals.

ANNUAL REPORT

The Company's 2007 Annual Report to Shareholders, which includes financial statements, is being mailed to the Company's Shareholders with this Proxy Statement.  The Annual Report is not part of the proxy soliciting material.

OTHER MATTERS

The Board does not know of any other matters to be presented at the Annual Meeting for action by Shareholders.  If any other matters requiring a vote of the Shareholders arise at the Annual Meeting or any adjournment thereof, however, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

The Company will pay the cost of soliciting proxies in the accompanying form.  In addition to solicitation by mail, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview.  The Company may request brokers and others to forward proxies and soliciting materials to the beneficial owners of Common Stock, and will reimburse them for their reasonable expenses in so doing.

A list of Shareholders entitled to be present and vote at the Annual Meeting will be available during the Annual Meeting for inspection by shareholders who are present.

If you cannot be present in person, you are requested to complete, sign, date and return the enclosed proxy promptly.  An envelope has been provided for your convenience.

By Order of the Board of Directors,

Lam In Wai,

Secretary

February 13, 2008

Hong Kong

BAOSHINN CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated February 13, 2008, and does hereby appoint Chiu Wan Kee and Benny Kan, and either of them, with full power of substitution as proxy or proxies of the undersigned, to represent the undersigned and vote all shares of Baoshinn Corporation common stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of Baoshinn Corporation, to be held at Room A-B, 8/F, No. 8, Hart Avenue, Tsimshatsui, Hong Kong, at 11:00 a.m., local time, on February 28, 2008, and at any and all adjournment(s) thereof:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED NOMINEES AND PROPOSALS.

1.  Proposal 1:

The election as directors of the three nominees listed below to serve until the Annual Meeting of Shareholders of the Company in Fiscal 2008 or until their successors have been duly elected and qualified.

FOR ALL NOMINEES LISTED BELOW

 WITHHOLD AUTHORITY to vote for

(except as marked to the contrary below)

        All nominees listed below

Chiu Wan Kee

Benny Kan

Mike Lam

INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF DOMINIC K.F. CHAN & CO., AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL 2008.

2.  Proposal 2:

Ratification of Dominic K.F. Chan & Co. to provide audit services to the Company that include the examination of the Company's annual consolidated financial statements for Fiscal 2008.

For Proposal 2

Withhold authority to vote for Proposal 2

IF NO DIRECTION IS MADE TO WITHHOLD AUTHORITY TO VOTE FOR THE PROPOSALS ABOVE, THIS PROXY CARD WILL BE VOTED "FOR" SUCH PROPOSALS.

3.  In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any adjournments thereof.  This proxy may be revoked at any time prior to the voting thereof.

(CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)

(CONTINUED FROM THE OTHER SIDE)

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY

If any other business is properly presented at the Annual Meeting, this proxy card will be voted by the proxies in their discretion.  At the present time, the Board of Directors knows of no other business to be presented to a vote of the shareholders at the Annual Meeting.

Signature

Signature, if shares held jointly

Date

, 2008

Please sign exactly as your name appears hereon.  When shares are held jointly, both holders should sign.

When signing as attorney, executor, administrator, trustee, custodian or guardian, please give your full title.

If the holder is a corporation or partnership the full corporate or partnership name should be signed by a duly authorized officer or partner, respectively.